UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2009

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In November 2009, the Board of Directors (the "Board") of Jo-Ann Stores, Inc. ("Jo-Ann") adopted the Jo-Ann Stores, Inc. Compensation Clawback Policy (the "Policy"). The Policy generally permits the Board, under certain circumstances in which Jo-Ann's financial statements are restated or achievement of performance metrics has been overstated, due to fraud or misconduct on the part of an executive officer, to recoup annual incentives, equity-based awards (including, without limitation, performance-based restricted stock units, time-based restricted stock units and stock options) and other performance-based awards ("Awards") granted to such executive officer on or after January 1, 2010.

To implement the Policy, on December 31, 2009, Jo-Ann entered into a Compensation Clawback Policy Acknowledgement and Agreement (the "Agreement") with each of its executive officers, Darrell Webb, Chairman of the Board, President and Chief Executive Officer, Travis Smith, Chief Operating Officer, Kenneth Haverkost, Executive Vice President, Store Operations, and James Kerr, Executive Vice President, Chief Financial Officer. In the Agreement, each executive officer acknowledges the existence of the Policy and its application to all Awards granted to the executive officer on or after January 1, 2010.

The foregoing descriptions of the Policy and the Agreement are qualified in their entirety by reference to the full text of the Policy and the form of the Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Jo-Ann Stores, Inc. Compensation Clawback Policy.

10.2 Form of Compensation Clawback Policy Acknowledgement and Agreement, dated December 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

January 6, 2010	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Jo-Ann Stores, Inc. Compensation Clawback Policy
10.2	Form of Compensation Clawback Policy Acknowledgement and Agreement, dated December 31, 2009